===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                              --------------



                                 FORM 8-K


                              CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                      Date of Report:   July 31, 2000
                                        -------------

                              CBRL GROUP, INC.

                                 Tennessee
                                 ---------

                  000-25225                       62-1749513
                  ---------                       ----------

                 305 Hartmann Drive, Lebanon, Tennessee  37087
                 ---------------------------------------------


                               (615) 444-5533
                               --------------


==========================================================================

ITEM 5. OTHER EVENTS.

     Subsequent to the July 28, 2000 end of its fiscal year, CBRL Group, Inc., through its Cracker Barrel Old Country Store, Inc. subsidiary, completed a sale-leaseback transaction involving 65 of its owned Cracker Barrel Old Country Store units. Under the transaction, the land, buildings and improvements at the locations were sold for net consideration of $138.3 million and have been leased back for an initial term of 21 years. Equipment was not included. The leases include specified renewal options of up to 20 additional years and have certain financial covenants related to fixed charge coverage for the leased units. Net rent expense during the initial term will be approximately $15.0 million annually, and the assets sold and leased back previously had depreciation expense of approximately $2.7 million annually. Net proceeds from the sale were used to reduce outstanding borrowings under the Company's Revolving Credit Facility, and the commitment under that facility will be reduced by $70 million, to a total commitment of $270 million.

     Unrelated to the sale-leaseback transaction, during its recently ended fiscal year, the Company completed the repurchase of the remaining 2,032,500 shares of its common stock, under a 3 million share repurchase authorization begun in fiscal 1999, for $21.1 million, or approximately $10.38 per share.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)     Exhibits.  None
                --------

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 8, 2000                  CBRL GROUP, INC.


                                        By: /s/ James F. Blackstock
                                            -----------------------
                                        Name:  James F. Blackstock
                                        Title: Senior Vice President,
                                               Secretary and General Counsel









                                       2